As filed with the Securities and Exchange Commission on July __, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                                  AVITAR, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                      06-1174053
 (State or other jurisdiction of        (I.R.S. Employer Identification
incorporation or organization)                       Number)
                         ------------------------------
                                   65 Dan Road
                           Canton, Massachusetts 02021
                                 (781) 821-2440
                    (Address of Principal Executive Office)

                 Avitar, Inc. 2001 Employee Stock Purchase Plan
                   ---------------------------------------------
                            (Full Title of the Plan)

                                PETER P. PHILDIUS
                                   65 Dan Road
                         Canton, Massachusetts 02021
                                 (781) 821-2440

               (Name, Address, including zip code, and telephone,
                   including area code, of Agent for Service)

                       Copies to: EUGENE M. CRONIN, ESQ.
                          DOLGENOS NEWMAN & CRONIN LLP
                            NEW YORK, NEW YORK 10012
                                 (212) 925-2800

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                          Proposed     Proposed
                                          Maximum      Maximum
Title of Each Class       Amount to Be    Offering     Aggregate     Amount of
of Securities to be        Registered(1)  Price Per    Offering   Registration
   Registered                             Share(2)     Price           Fee(3)

Common Stock                1,000,000      $0.34      $ 340,000        $31.28
------------------------------------------------------------------------------
(1) The aggregate number of shares issuable under the Avitar, Inc. 2001 Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act, based upon the average of the high and low prices of the Company's shares as reported on the American Stock Exchange on July 17, 2002.

(3) Computed in accordance with Section 6(b) of the Securities Act, by multiplying 0.000092 by the proposed maximum aggregate offering price.

                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS


Documents containing information specified in Part I of Form S-8 will be sent or given to eligible employees and consultants as required by Rule 428(b)(1). Such documents and documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. All such documents will be dated and maintained in a "prospectus file" as required by Rule 428(a) and will contain the following legend in a conspicuous place as directed by Rule 428(b)(1):

     This document (or specifically designated portions of this document) constitutes (constitute) part of a prospectus covering securities that have been registered under the Securities Act of 1933.


                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3: INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Avitar, Inc. (the "Registrant") with the Commission are incorporated in and made a part of this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in another subsequently filed document incorporated herein by reference: (1) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001; (2) the Registrant's Quarterly Reports on Form 10-QSB for the quarters ending December 31, 2001, and March 31, 2002; and (3) from the date of filing of such documents, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold.

ITEM 4: DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5: INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section Seven of the  Registrant's  Certificate  of  Incorporation,  as

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



amended, provides that the Registrant shall indemnify its officers, directors, employees and agents to the fullest extent permitted by Delaware General Corporation Law (the "DGCL"). Section 145 of the DGCL, the relevant indemnification provision of the DGCL, provides as follows:

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections

(a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or, (2) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or
(3) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

In accordance with Section 102(b)(7) of the DGCL, Section Seven of the Certificate of Incorporation, as amended, of the Registrant eliminates the personal liability of the Registrant's directors to the Registrant, or its stockholders for monetary damages for breach of their fiduciary duties as a director, except for liability (I) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7:           EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8:           EXHIBITS

Exhibit No.

5.1               Opinion of Dolgenos Newman & Cronin LLP

23.1              Consent of BDO Seidman, LLP

23.2              Consent of Dolgenos Newman & Cronin LLP


ITEM 9:  UNDERTAKINGS

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration
Statement:

     (i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, Commonwealth of Massachusetts, on this 1_th day of July 2002.


AVITAR, INC.


By:/s/ Peter P. Phildius
   ---------------------------------
Name:  Peter P. Phildius
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                         Date
/s/ Peter P. Phildius          Chairman of the Board         7/23/02
- - ---------------------      and Chief Executive
Peter P. Phildius              Officer (Principal
                               Executive Officer)

/s/ Douglas W. Scott           President and Chief           7/23/02
- - --------------------       Operating Officer;
Douglas W. Scott               Director

/s/ Neil R. Gordon             Director                      7/23/02
------------------------
Neil R. Gordon

                               Director                      7/_/02
------------------------
James Groth

                               Director                      7/_/02
------------------------
Charles R. McCarthy, Jr.


/s/ Jay Leatherman             Controller, Secretary,        7/23/02
- - ------------------         and Chief Financial and
Jay Leatherman                 Accounting Officer,
                               (Principal Accounting
                               and Financial Officer)

                                  EXHIBIT INDEX

Exhibit No.


5.1      Opinion of Dolgenos Newman & Cronin LLP re legality


23.1     Consent of BDO Seidman, LLP


23.2 Consent of Dolgenos Newman & Cronin LLP (contained in the opinion filed as Exhibit 5.1)

EXHIBIT 5.1

                          Dolgenos Newman & Cronin LLP
                -------------------------------------------------

                     96 Spring Street, New York, N.Y. 10012
                        Tel 212-925-2800 Fax 212-925-0690


                                                                   July 19, 2002

Avitar, Inc.
65 Dan Road
Canton, Massachusetts  02021

         Re:      Avitar, Inc. 2001 Employee Stock Purchase Plan

Gentlemen:

     We have acted as counsel to Avitar, Inc. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of Avitar's common stock, par value $0.01 (the "Shares"), which may be issued in connection with the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is our opinion that the Shares when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable under the Delaware General Corporation Law.

     We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares.

                                        Very truly yours,

                                        DOLGENOS NEWMAN & CRONIN LLP

                                        By   /s/   Eugene M. Cronin

EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




               Consent of Independent Certified Public Accountants

Avitar, Inc.
Canton, MA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements filed on Forms S-3 and S-8 of our report dated November 20, 2001, relating to the consolidated financial statements of Avitar, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2001. Our report contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue in business.


BDO Seidman, LLP
/s/ BDO Seidman
Boston, MA
December 28, 2001






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